UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2011

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        Effective January 1, 2011, Bank of Marin Bancorp’s wholly owned subsidiary, Bank of Marin (the “Bank”), entered into Salary Continuation Agreements with four executive officers providing for certain retirement benefits (the “SERPs”).  The four officers that received the SERPs are Russell Colombo, President and Chief Executive Officer, Christina Cook, Executive Vice President and Chief Financial Officer, Kevin Coonan, Executive Vice President and Chief Credit Officer, and Peter Pelham, Executive Vice President, Director of Retail Banking (collectively, the “Executives”).  Upon retiring from the Bank’s employment after reaching age 65, the SERPs provide the Executives an annual retirement benefit as follows:

Executive	Annual Payment	Payment Duration
Russell Colombo	$89,000	7 years
Christina Cook	$79,500	15 years
Kevin Coonan	$48,000	5 years
Peter Pelham	$60,500	10 years

The SERPs also provide a lesser annual benefit upon the occurrence of a voluntary termination before reaching age 65 or a disability.  The amount of the annual benefit in either scenarios is based on a vesting and accrual schedule unique to each Executive, but in all cases provides an annual benefit less than the normal retirement benefit set forth in the table above.  The SERPs also provide for a lump sum benefit in the event of a change in control followed by the termination of the Executive based on an aggregate account value accrual for each Executive.  A fixed pre-retirement death benefit to be paid in a lump sum is provided for each Executive.  Payments under the SERPs are expected to be funded with bank owned life insurance policies on each of the Executives.

The foregoing summary of the terms of the SERPs is qualified in its entirety by reference to each Executive’s particular SERP, a copy of which is filed herewith as Exhibits 10.1 (Colombo), 10.2 (Cook), 10.3 (Coonan), and 10.4 (Pelham), and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On January 4, 2011, Bank of Marin Bancorp amended its Bylaws, Section 2.14, Nominations of Directors.  The amendment was effective on January 4, 2011, and amended the Company’s director nomination policy to require that prior notification be given to the Company before an individual may be nominated as a director at a shareholder meeting.  A copy of the amendment is attached to this 8-K as exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Amendment to the Bylaws of Bank of Marin Bancorp

10.1	Salary Continuation Agreement by and between Bank of Marin and Russell Colombo, dated January 1, 2011

10.2	Salary Continuation Agreement by and between Bank of Marin and Christina Cook, dated January 1, 2011

10.3	Salary Continuation Agreement by and between Bank of Marin and Kevin Coonan, dated January 1, 2011

10.4	Salary Continuation Agreement by and between Bank of Marin and Peter Pelham, dated January 1, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2011	BANK OF MARIN BANCORP

	by:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Bylaws of Bank of Marin Bancorp, Section 2.14, Nominations of Directors.

10.1	Salary Continuation Agreement by and between Bank of Marin and Russell Colombo, dated January 1, 2011

10.2	Salary Continuation Agreement by and between Bank of Marin and Christina Cook, dated January 1, 2011

10.3	Salary Continuation Agreement by and between Bank of Marin and Kevin Coonan, dated January 1, 2011

10.4	Salary Continuation Agreement by and between Bank of Marin and Peter Pelham, dated January 1, 2011